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                                                                   Exhibit 10.34

                       HIGHWAYMASTER COMMUNICATIONS, INC.

                             STOCK OPTION AGREEMENT


         This OPTION AGREEMENT is entered into by and between HighwayMaster Communications, Inc., a Delaware corporation (the "Company"), and Terry Parker, a member of the Board of Directors of the Company (the "Optionee"), regarding stock of the Company.

                                    RECITALS:

         A. The Board of Directors of the Company has voted to offer to Optionee a position on the Board of Directors of the Company, and Optionee has accepted such offer;

         B. The Board of Directors of the Company wishes to provide Optionee with certain compensation in connection with his service on the Board of Directors of the Company;

         NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


         1. Grant of Option. The Company hereby grants to the Optionee effective as of the date set forth in Section 3 hereof (the "Date of Grant"), the right and option (the "Option") to purchase up to the aggregate number of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") set forth in Section 3 hereof, subject to adjustment pursuant to Section 4 hereof and subject to the Optionee's acceptance and agreement to the terms, conditions and restrictions set forth below.

         2. Exercise Price. Subject to adjustment pursuant to Section 4, the exercise price payable by the Optionee upon exercise of this Option is set forth in Section 3 hereof.


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         3.    Specified Information. This Option Agreement shall apply with respect to the following specific information:

               a.   Date of Grant: April 4, 1995

               b.   Name of Optionee: Terry Parker

               c.   Number of Shares Covered by Option: 1.9477

               d.   Option Exercise Price Per Share: $14,785.71

         4. Adjustments to Number of Shares and Option Price. The price to be paid and the number of shares to be issued upon exercise of outstanding Options shall be subject to adjustment by the Board of Directors of the Company, in its sole discretion, to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or similar event.

         5. Tax Status. This Option shall not be deemed to qualify as an incentive option under Section 422 of the Internal Revenue Code of 1986.

         6. Exercise of Option. Except as otherwise provided in this Option Agreement, Optionee may exercise all or any portion of this Option at any time and from time to time after the Date of Grant.

         7. Expiration of Option. This Option shall expire and cease to be exercisable on the sixth anniversary of the Date of Grant or such earlier date as may be specified in this Option Agreement.

         8.    Termination of Affiliation.

               (a) Subject to the following provisions of this Section 8, this Option may not be exercised unless at the time of exercise the Optionee is a member of the Board of Directors of the Company or a Subsidiary.

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               (b)  If the Optionee's position as a member of the Board of
         Directors of the Company or a Subsidiary shall terminate for any reason other than death, the Optionee may exercise this Option, to the same extent it was exercisable on the date of such termination, during the 60-day period following the date of such termination. In no event may the Optionee exercise this Option later than the date on which the Option would have expired under Section 7 hereof.

               (c) If the Optionee's position as a member of the Board of Directors of the Company or a Subsidiary shall terminate by reason of the Optionee's death, the executor or administrator of the Optionee's estate or the person to whom this Option is transferred by will or the laws of descent or distribution may exercise this Option with respect to any or all shares covered by this Option within 60 days after the date of the Optionee's death, but in no event may this Option be exercised later than the date on which the Option would have expired if the Optionee had lived. Such exercise of the Options shall only be permitted to the extent that the Optionee was entitled to exercise the Option at the date of his or her death and, to the extent the Option is not so exercised, it shall expire at the end of such 60-day period.

         9. Procedure to Exercise. This Option may be exercised only by delivery of a written notice to the Company at its principal office, stating the number of shares of Common Stock as to which the Option is being exercised and accompanied by payment in full in cash or by certified check of the exercise price for all such shares. This Option shall not be deemed exercised in the event that payment therefor is not received, and shares of Common Stock shall not be issued upon the exercise of an Option unless the exercise price is paid in full at the time of exercise.



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         10. Nontransferability of Option. This Option shall not be assignable or transferable other than by will or the laws of descent and distribution and shall be exercisable only by the Optionee during his lifetime. No transfer of this Option Agreement by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.

         11. Restrictions Regarding Issuance of Stock Pending Registration. If the listing upon any stock exchange or the registration or qualification under any federal or state law of any shares of Common Stock to be issued on the exercise of this Option Agreement should become necessary or desirable, the Board of Directors of the Company in its sole discretion may determine that delivery of the certificates for such shares of Common Stock shall not be made until the listing, registration or qualification shall have been completed. The Company agrees that it will use its reasonable best efforts to effect any such listing, registration or qualification; provided, however, that the Company shall not be required to use its reasonable best efforts to effect such registration under the Securities Act of 1933 other than on Form S-8 or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

         12. Investment Representation. At such time or times as the Optionee may exercise this Option, the Optionee shall, upon the request of the Company, represent in writing (i) that the shares being acquired by the Optionee will not be sold except pursuant to an effective registration statement, or applicable exemption from registration, under the Securities Act of 1933, as amended, (ii) that it is the Optionee's intention to acquire the shares being acquired for investment only and not with a view to distribution thereof, and (iii) other customary representations as the Company deems necessary or



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advisable. No shares will be issued unless and until the Company is satisfied as to the accuracy of such representations.

         13.   Restrictive Legends.

               (a) Certificates representing shares of Common Stock delivered pursuant to the exercise of this Option Agreement shall bear an appropriate legend referring to the terms, conditions, and restrictions described in this Option Agreement. Any attempt to dispose of any such shares of Common Stock in contravention of the terms, conditions and restrictions described in this Option Agreement shall be ineffective, null and void, and the Company shall not effect any such transfer on its books.

               (b) Any shares of Common Stock of the Company received by Optionee (or his heirs, legatees, distributees or representative) as a stock dividend on, or as a result of a stock split, combination, exchange of shares, reorganization, merger, consolidation or otherwise with respect to, shares of Common Stock received pursuant to the exercise of this Option Agreement, shall be subject to the terms and conditions of this Option Agreement and bear the same legend as the shares received pursuant to the exercise of this Option Agreement.

         14. Continued Board Membership. Nothing herein shall confer upon the Optionee any right to continued membership on the Board of Directors of the Company or a Subsidiary or shall prevent the Company or Subsidiary which retains the Optionee from terminating such relationship at any time, with or without cause.

         15. Rights as Shareholder. Nothing herein is intended to or shall give to the Optionee any right or status of any kind as a stockholder of the Company in respect of any shares of Common Stock covered by this Option or entitle the Optionee to any dividends or distributions thereon unless and until a share certificate representing such shares shall have been delivered to the Optionee and



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registered in the Optionee's name. Upon the issuance and receipt of such certificate or certificates, the Optionee shall have absolute ownership of the shares of Common Stock evidenced thereby, including the right to vote such shares, to the same extent as any other owner of shares of Common Stock, and to receive dividends thereon, subject, however, to the terms, conditions and restrictions of this Option Agreement.

         16. Merger or Reorganization of the Company. If the Company shall at any time participate in a reorganization and (A) the Company is not the surviving entity, or (B) the Company is the surviving entity and the holders of Common Stock are required to exchange their shares for property and/or securities, the Company shall give Optionee written notice of such fact on or before 15 days before such merger or consolidation, and this Option Agreement shall be exercisable in full after receipt of such notice and prior to such merger or consolidation. Options not exercised prior to such merger or consolidation shall expire on the occurrence of such merger or consolidation. A sale of all or substantially all the assets of the Company for consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes.

         17. Dissolution or Liquidation of the Company. In the event of the proposed dissolution or liquidation of the Company, the Options granted hereunder shall terminate as of a date to be fixed by the Board of Directors of the Company, provided that not less than 15 days' prior written notice of the date so fixed shall be given to Optionee, and the Optionee shall have the right, during the 15-day period preceding such termination, to exercise his Option.

         18. Interpretation. If and when questions arise from time to time as to the intent, meaning or application of the provisions of this Option Agreement, such questions shall be decided by the Board of Directors of the Company in its sole discretion, and any such decision shall be conclusive



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and binding on the Optionee. The Optionee hereby agrees that this Option is granted and accepted subject to such condition and understanding.

         19. Withholding of Taxes. Upon exercise of this Option (either wholly or in part), the Optionee must pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local taxes of any kind which may be required to be withheld in connection with the issuance to the Optionee of Common Stock upon exercise of this Option.

         20. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the Optionee or the Company at the address set forth below or at such other addresses as shall be specified by the parties by like notice:

                        HighwayMaster Communications, Inc.
                        16479 Dallas Parkway
                        Suite 710
                        Dallas, Texas 75248
                        Fax:  (214) 250-0182
                        Attn:  William C. Kennedy, Jr.

                        Terry Parker
                        1730 BRIERCROFT COURT
                        CARROLLTON, TX 75006

         21. Confidentiality. Unless otherwise permitted by the Chairman of the Board or the President of the Company, Optionee agrees to keep confidential the terms of this Option Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Option Agreement to be effective as of the Date of Grant set forth above.

                                       HIGHWAYMASTER COMMUNICATIONS, INC.


                                       By: /s/ WILLIAM C. KENNEDY, JR.
                                          -------------------------------------
                                       Name:   William C. Kennedy, Jr.
                                            -----------------------------------
                                       Title:  Chairman
                                             ----------------------------------



                                         /s/ TERRY PARKER
                                       ----------------------------------------
                                       Terry Parker, Optionee


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